        [Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the Securities and Exchange Commission.]














                DRUG DEVELOPMENT AND COMMERCIALIZATION AGREEMENT




                                 BY AND BETWEEN




                             THE BURNHAM INSTITUTE




                                      AND




                                 ILEX ONCOLOGY

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II LICENSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.1     License to Technology  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.2     License to Telios Technology . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE III CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.1     Earned Royalties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.2     Accrued Royalties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.3     Minimum Royalties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.4     Payment of Minimum Royalties . . . . . . . . . . . . . . . . . . . . . . .   8
         3.5     Stock Warrant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.6     Milestone Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.7     License Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.8     Reduction of Royalties . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE IV CLINICAL DEVELOPMENT AND MANUFACTURING . . . . . . . . . . . . . . . . . . . . .  10
         4.1     Clinical Development . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.2     Development Plan Milestones  . . . . . . . . . . . . . . . . . . . . . . .  10
         4.3     Second Product . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.4     Extensions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.5     Terminations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE V FUTURE TECHNOLOGY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VI GRANT BACK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.1     Grant Back Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.2     Grant Back and Cancellation Term . . . . . . . . . . . . . . . . . . . . .  13
         6.3     Grant Back Royalties . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.4     Grantback Milestone Payments . . . . . . . . . . . . . . . . . . . . . . .  14
         6.5     TBI Timely Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.6     Accounting and Records . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VII ACCOUNTING AND RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.1     Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.2     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.3     Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.4     Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.5     Foreign Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.6     Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VIII TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.1     Term of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.2     Termination by TBI . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         8.3     Termination by ILEX  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.4     Rights After Termination . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IX PROPRIETARY RIGHTS AND TECHNOLOGY ASSISTANCE . . . . . . . . . . . . . . . . . . .  17
         9.1     Right to Sue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.2     No Duty to Enforce . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.3     Diligent Prosecution of Existing Applications  . . . . . . . . . . . . . . .  17
         9.4     Furnishing of Technology . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9.5     Furnishing of Technical Assistance . . . . . . . . . . . . . . . . . . . . .  18
         9.6     Technology Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9.7     Confidentiality Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE X FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         10.1    Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE XI NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         11.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE XII WARRANTIES, REPRESENTATION AND INDEMNITY  . . . . . . . . . . . . . . . . . . . .  20
         12.1    Right to Grant and Complete Rights . . . . . . . . . . . . . . . . . . . . .  20
         12.2    Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         12.3    Compliance with Appropriate Law  . . . . . . . . . . . . . . . . . . . . . .  20
         12.4    Responsibility for Compliance  . . . . . . . . . . . . . . . . . . . . . . .  20
         12.5    Limited Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         12.6    Warranty Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         12.7    ILEX General Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         12.8    TBI General Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         12.9    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         12.10   DISCLAIMER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         12.11   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XIII DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         13.1    Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XIV MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         14.1    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         14.2    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         14.3    Limitation of Authority  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         14.4    Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         14.5    No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         14.6    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         14.7    Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         14.8    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         14.9    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         14.10   Prohibition of Use of Names  . . . . . . . . . . . . . . . . . . . . . . . .  25
         14.11   Patent Marking.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

   14.12   Responsibility for Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   14.13   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   14.14   Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   14.15   Informed Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SCHEDULE 1.14 GRANT BACK TERRITORY  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1.14-1

SCHEDULE 1.32 PATENT RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1.32-1

SCHEDULE 1.44 TELIOS PATENT RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1.44-1

SCHEDULE 3.45 STOCK WARRANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3.45-1

                DRUG DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

         This DRUG DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the "AGREEMENT") is made this 27th of March, 1998 (the "EFFECTIVE DATE"), by and between The Burnham Institute, a non-profit company organized and existing under the laws of the State of California, and having its principal place of business at 1091 North Torrey Pines Road, La Jolla, California 942037 ("TBI") and ILEX Oncology, a company organized and existing under the laws of Delaware, and having its principal place of business at 11550 IH 10 West, Suite 300, San Antonio, Texas 78230 ("ILEX").

                                R E C I T A L S

         WHEREAS, TBI has developed and is the owner of certain Technology further described below;

         WHEREAS, ILEX possesses drug development, manufacturing and commercialization expertise related to development and marketing of pharmaceuticals for the treatment of patients with cancer;

         WHEREAS, ILEX desires to obtain licenses under the Technology for the purpose of further development and eventual commercial exploitation of Products embodying the Technology; and

         WHEREAS, TBI is willing to grant such licenses to ILEX;

         NOW, THEREFORE, in consideration of the financial terms set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant, and agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         1.1 "AFFILIATES" shall mean any Person which, directly or indirectly, owns, is owned by, or is under common ownership with a party to this Agreement or any Person actually controlled by, controlling, or under control of a party to this Agreement. For the purposes of this definition, "ownership" or "control" shall mean a Person owns or controls the lesser of (i) fifty percent (50%) and (ii) the maximum ownership interest permitted by law, of the equity conferring votes, rights and/or otherwise has the ability to direct the business affairs of another Person.

         1.2     "BASE CURRENCY" shall mean United States dollars.

         1.3 "COMMERCIAL SALE" shall mean the transfer of title to, lease of or grant of right to use a Product to a Third Party who uses the Product in the Field but specifically excludes the transfer to an Affiliate or sublicensee who resells, markets or distributes the Product.

         1.4     "COMPOUND" shall mean First Compound and Second Compound.

         1.5 "CREDITS" shall mean milestone payments actually made to TBI which shall be fully creditable against any earned royalties which may be due TBI under this Agreement.

         1.6     "DEFERRED MILESTONE" shall have the meaning as defined in
SECTION 4.4.

         1.7 "EFFECTIVE DATE" shall be the date set forth in the first paragraph of this Agreement.

         1.8 "FDA" shall mean the U.S. Food and Drug Administration or any successor entity.

         1.9 "FIELD" shall mean human therapeutic or prophylactic treatment of cancer.

         1.10    "FIRST COMPOUND" shall mean THP conjugated to doxorubicin.

         1.11 "GAAP" shall mean generally acceptable accounting principles for the United States.

         1.12 "GLP TOXICOLOGY" shall mean good laboratory practice toxicology studies.

         1.13    "GRANT BANK RIGHTS" shall have the meaning as defined in
SECTION 6.1.

         1.14 "GRANT BACK TERRITORY" shall mean Japan and Asia, including all of Russia, as further shown on the map attached hereto as SCHEDULE 1.14.

         1.15 "ILEX CLINICAL DATA" shall mean all clinical data and information generated by or on behalf of ILEX and useful or required for filing with a Regulatory Agency to market First Product or Second Product, as applicable.

         1.16    "IDENTITY DATE" shall have the meaning given such term in
SECTION 4.3(i).

         1.17    "ILEX INDEMNITY CLAIM" shall have the meaning as defined in
SECTION 12.8(i).

         1.18 "INDEMNITY CLAIM" shall have the meaning as defined in SECTION 12.7(i).

         1.19 "IND" shall mean Investigational New Drug application as that term is used by the FDA.

         1.20 "KNOW-HOW" shall include, without limitation, any now existing technology, data, know-how, confidential information, compounds, processes, formulae, materials, devices, systems, notes, records preparations, usage information, procedures, regulatory information, manufacturing information, proprietary and secret ideas, technical information, trade secrets, commercial information, techniques, data or other information, whether in written or verbal form, useful or related Patent Rights to THP, Compound or Products, or the manufacturing of THP, Compound or Products.

         1.21    "MILESTONE 1" shall have the meaning as defined in SECTION
4.2(i).

         1.22    "MILESTONE 2" shall have the meaning as defined in SECTION
4.2(ii).

         1.23    "MILESTONE 3" shall have the meaning as defined in SECTION
4.2(iii).

         1.24    "MILESTONE 4" shall have the meaning as defined in SECTION
4.2(iv).

         1.25    "MILESTONE 5" shall have the meaning as defined in SECTION
4.2(v).

         1.26    "MILESTONE 6" shall have the meaning as defined in SECTION
4.2(vi).

         1.27    "MILESTONE 7" shall have the meaning as defined in SECTION
4.2(vii).

         1.28 "MILESTONE 8" shall have the meaning as defined in SECTION 4.2(viii).

         1.29 "NDA" shall mean New Drug Application as that term is used in the FDA.

         1.30 "NET SALES" shall mean the amount of money or other consideration received by ILEX, its Affiliates or sublicensees for Commercial Sales of Products after deducting:

                 (i) the normal or customary trade and/or quantity discounts and allowances actually given to customers for the particular Commercial Sale;

                 (ii) refunds, rebates and allowances for returned, damaged goods or outdated Product;

                 (iii) excise and sales taxes, customs duties, tariffs and other governmental charges actually included in the Net Sales;

                 (iv) separately identifying costs of transportation (including without limitation transportation packing and transportation insurance) if actually paid by the Customer and actually included in the Net Sales;

                 (v) retroactive price reductions applicable to Net Sales that are actually allowed or granted.

Notwithstanding the foregoing, if a Product is sold in conjunction with or includes Royalty Bearing Components, Net Sales for purposes of determining royalties payable under this Agreement shall be calculated as the product obtained by using whichever of the following formulas is applicable:

                 (a) if both the Compound and the Royalty Bearing Components included in the combination products or service are also sold separately (by ILEX or others), multiplying Net Sales of the combination products or service by the fraction A/(A+B), where "A" is the price during the royalty paying period in question of the Compound if sold separately and "B" is the price of the Royalty Bearing Components in the combination products or service if sold separately.

                 (b) if SECTION 1.30(a) does not apply, multiplying Net Sales of such combination products or service by the fraction C/(C+D) in which "C" is the Valuation of the Compound portion of such combination products or service and "D" is the Valuation of the Royalty Bearing Components in the combination products or service; provided, however, if the Parties cannot agree on the Valuation of the components of the Product then each Party agrees to binding determination of Valuation by a single independent arbitrator with experience in valuation of similar products. Within thirty (30) days of either Party requesting such determination, the arbitrator will be designated in accordance with ARTICLE XIII. After such arbitrator is designated, each Party shall have twenty (20) days to submit its Valuation and written support for its Valuation. The arbitrator shall have an additional twenty (20) business days to designate one of the Party's Valuations as the Valuation for the Parties to use.

         1.31 "PARTY" or "PARTIES" shall mean TBI and/or ILEX as appropriate.

         1.32 "PATENT RIGHTS" shall mean any and all existing patents and patent applications licensed to or owned by TBI which relate to THP, Compound or Products, as listed on SCHEDULE 1.32, as amended from time to time, and any and all patents and patent applications which claim priority from any such patent or application including without limitation all divisional, reissue, re-examination, continuation, and continuations-in-part (but only to the extent such continuations-in-part claims subject matter embraced by a patent or patent applications now existing), extensions and renewal applications and patents thereof and any and all other counterpart applications in any countries and patents and inventors' certificates, utility models and the like issuing therefrom.

         1.33 "PERSON" shall mean and include any individual, corporation, partnership, joint venture, trust, unincorporated organization, university, college or government or any agency or political subdivision thereof.

         1.34 "PHASE I" shall mean Phase I clinical trials as defined by the FDA.

         1.35 "PHASE II" shall mean Phase II clinical trials as defined by the FDA.

         1.36 "PHASE III" shall mean Phase III clinical trials as defined by the FDA.

         1.37 "PRODUCT" shall mean a therapeutic agent which is comprised, at least in part, of the First Compound or the Second Compound, as applicable, and may include Royalty Bearing Components and non-Royalty Bearing components. Nothing in this definition shall be construed to grant any license rights broader than the license rights granted in SECTIONS 2.1 AND 2.2.

         1.38 "REGULATORY AGENCY" shall mean the FDA and any corresponding agencies in other countries where Product is to be sold or used.

         1.39 "ROYALTY BEARING COMPONENTS" shall mean all (i) components, devices or products which are sold or are included as a part of a Product and/or (ii) methods or processes which are used in conjunction with a Product and for which either (i) ILEX must license and pay a royalty to a Third Party or (ii) ILEX owns a patent covering the component, device, product, method, or process in the appropriate country where such component, product or device is sold or method or process is used.

         1.40 "SECOND COMPOUND" shall mean THP conjugated to an (i) anthracycline or (ii) other cytotoxic agent that ILEX has the exclusive right to develop for use in the Field in a country.

         1.41 "SUBSEQUENT CALENDAR YEAR" shall have the meaning as defined in SECTION 3.3.

         1.42 "TECHNOLOGY" shall mean any and all now existing proprietary rights of TBI related to THP, Compound, Products, the manufacturing of THP, Compounds or Products or Patent Rights, including Patent Rights and Know-How, throughout the territory, whether or not protectable by patent, trade secret, copyright, or other intellectual property laws.

         1.43 "TELIOS KNOW-HOW" shall include, without limitation, any now existing technology, data, know-how, confidential information, compounds, processes, formulae, devices, systems, notes, records preparations, usage information, materials, procedures, regulatory information, manufacturing information, proprietary and secret ideas, technical information, trade secrets, commercial information, techniques, data or other information, whether in written or verbal form, useful or related to the Telios Patent Rights.

         1.44 "TELIOS PATENT RIGHTS" shall mean any and all patent and patent applications licensed to or owned by TBI as listed on SCHEDULE 1.44, as amended from time to time, and any and all patents and patent applications which claim priority from any such patent or application including without limitation all divisional, reissue, re-examination, continuation, and continuations-in-part (but only to the extent such continuation-in-part claims subject matter embraced by a patent or patent application now existing), extensions and renewal applications and patents thereof and any and all other counterpart applications in any countries and patents and inventors' certificates, utility models and the like issuing therefrom.

         1.45 "TELIOS TECHNOLOGY" shall mean any and all now existing proprietary rights of TBI related to the Telios Patent Rights, including Telios Patent Rights and Telios Know-How, throughout the territory, whether or not protectable by patent, trade secret, copyright, or other intellectual property laws.

         1.46 "TERRITORY" shall mean all the countries of the world and their respective territories and possessions, unless and until TBI exercises the Grant Back Rights as provided in SECTION 6.2 and thereby removes the Grant Back Territory from the Territory.

         1.47 "THIRD PARTY" shall mean any party other than TBI, ILEX and their respective Affiliates.

         1.48 "THP" shall mean tumor homing peptides, including, without limitation, peptides, polypeptides, proteins and fragments of a protein, which home to a selected organ, tissue or cell, all as claimed in the Patent Rights.

         1.49 "THP-DRUG" shall mean THP conjugated to a chemotherapeutic and/or chemopreventive agent which, within sixty (60) months of the Effective Date is acquired, developed or conceived by or for TBI, and is disclosed to TBI within six (6) months after the end of such sixty (60) months period, and TBI is entitled to license to others.

         1.50 "VALUATION" for any Compound or Royalty Bearing Component in a Product shall mean the determination of the relative contribution of the Compound or Royalty Bearing Component to the overall value of the Product.

(Confidential treatment has been requested for portions of this page. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the Securities and Exchange Commission.)


                                   ARTICLE II
                                    LICENSE

         2.1 LICENSE TO TECHNOLOGY. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, TBI grants to ILEX an exclusive license under the Technology in the Territory in the Field to make, have made, use, rent, sell, lease, import, sublicense, market, improve and otherwise commercially exploit the First Compound or Second Compound, as applicable; provided, this license shall not include Second Compound unless ILEX exercises its option under SECTION 4.3; provided further, if ILEX exercises its option under SECTION 4.3, this license shall not include First Compound.

         2.2 LICENSE TO TELIOS TECHNOLOGY. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, TBI grants to ILEX a nonexclusive license under the Telios Technology in the Territory in the Field to make, have made, use, rent, sell, lease, import, sublicense, market, improve and otherwise commercially exploit the First Compound or Second Compound, as applicable; provided, however, ILEX shall only use the Telios Technology in connection with the exercise of its rights granted by TBI under
SECTION 2.1.


                                  ARTICLE III
                                 CONSIDERATION

         3.1 EARNED ROYALTIES. ILEX shall pay TBI a royalty based upon annual Net Sales calculated on a calendar year basis as set forth below:


               ANNUAL NET SALES                              ANNUAL ROYALTY RATE
               ----------------                              -------------------
               up to $50,000,000                                    [**]
  greater than $50,000,000 up to $150,000,000                       [**]
  greater than $150,000,000 up to $250,000,000                      [**]
  greater than $250,000,000 up to $500,000,000                      [**]
  greater than $500,000,000                                         [**]

         The annual royalty rate shall not retroactively apply. For means of illustration, but not limitation, if annual Net Sales totaled $300,000,000 in any given year, earned royalties would equal $50,000,000 x [**] + $100,000,000 x [**] + $100,000,000 x [**] + $50,000,000 x [**].

(Confidential treatment has been requested for portions of this page. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the Securities and Exchange Commission.)


         3.2 ACCRUED ROYALTIES. Notwithstanding SECTION 1.3, no royalty shall be payable on Product made, sold or used for tests or developmental purposes or distributed as samples or in connection with clinical studies. No multiple royalty shall be payable because the manufacture, use or sale of Product is covered by more than one patent within the Patent Rights.

         3.3 MINIMUM ROYALTIES. In the first full calendar year after approval of an NDA ("Subsequent Calendar Year") and each year thereafter, the royalties payable by ILEX under SECTION 3.1 shall not be less than the following:


                    CALENDAR YEAR                            MINIMUM ROYALTIES PAYABLE
                    -------------                            -------------------------
  First Subsequent Calendar Year                                        [**]

  Second Subsequent Calendar Year                                       [**]

  Third Subsequent Calendar Year                                        [**]

  Fourth Subsequent Calendar Year                                       [**]

  Fifth Subsequent Calendar Year                                        [**]

  Sixth Subsequent Calendar Year and All Subsequent                     [**]
  Calendar Years Thereafter

         In the event that the annual earned royalties either paid by ILEX or reduced by Credits in any Subsequent Calendar Year are less than the minimum royalties due for such year, then:

         (i) either Party, at it discretion, may elect to terminate this Agreement;

         (ii) ILEX and TBI can mutually agree to convert the exclusive license granted herein to a non-exclusive license; provided, in the event that the Parties agree to convert the exclusive license granted herein to a non-exclusive license, the royalties described in SECTION 3.1 shall decrease by fifty percent (50%) and the minimum royalties described in this
                 SECTION 3.3 shall no longer be applicable.

         3.4 PAYMENT OF MINIMUM ROYALTIES. ILEX shall pay TBI one quarter (1/4) of the applicable yearly minimum royalties within sixty (60) days of the close of each calendar quarter. Notwithstanding the foregoing if this Agreement is terminated or expires prior to the end of any calendar year, the minimum royalties provided for in this SECTION 3.3 shall be decreased on a pro rata basis.

(Confidential treatment has been requested for portions of this page. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the Securities and Exchange Commission.)


         3.5 STOCK WARRANT. ILEX hereby grants TBI warrants to purchase ILEX common stock as set forth in SCHEDULE 3.5.

         3.6 MILESTONE PAYMENTS. Subject to fulfillment of preconditions to payment referred to in this SECTION 3.6, ILEX shall pay TBI the following sums which shall be deemed to be Credits:

                 (i) [**] within thirty (30) days after the first completion of Milestone 1;

                 (ii) [**] within thirty (30) days after the first completion of Milestone 2;

                 (iii) [**] within thirty (30) days after the first completion of Milestone 3; and

                 (iv) [**] within thirty (30) days after the first completion of Milestone 8.


         ILEX shall be obligated to pay the aforementioned milestone payments, only a single time, whether or not ILEX abandons development of First Product, which payment shall be deemed to be Credits.

         3.7 LICENSE FEE. ILEX shall pay TBI Two hundred fifty thousand dollars ($250,000) upon execution of this Agreement (which shall not constitute Credits).

         3.8     REDUCTION OF ROYALTIES.     Notwithstanding anything to the
contrary in this Article III:

                 (a) For five (5) years after the date of the first Commercial Sale of a Product in any country, ILEX, will pay royalties at the rate specified in SECTION
                          3.1 on all Commercial Sales of Products in said country.

                 (b) Payment of royalties on Net Sales made in any country shall continue after the end of the five (5) year period specified in (a) above if by that time TBI shall have received a notice of allowance, in any of the applications included in the Patent Rights, of a claim or claims that would be infringed by the Commercial Sale of Product by ILEX, its affiliates or its sublicensees in any country ("Applicable Claim") in the Territory but for the licenses granted herein.

                 (c) If, at the end of the five (5) year period specified in (a) above, no Applicable Claim has been allowed in any country, the royalties

(Confidential treatment has been requested for portions of this page. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the Securities and Exchange Commission.)


                          payable on Net Sales made in any country shall be reduced to sixty percent (60%) of the royalty rate specified in SECTION 3.1 until an Applicable Claim is allowed in any country or until the end of ten (10) years from the date of the first Commercial Sale of a Product in any country, whichever occurs first. Upon allowance of an Applicable Claim in that country, payment of royalties at the rate specified in SECTION
                          3.1 shall be resumed and will continue thereafter for the term of this Agreement. If no Applicable Claim is allowed in any country after ten (10) years from the first Commercial Sale of a Product in any country, no further royalties will be owed on Net Sales made in any country.


                                   ARTICLE IV
                     CLINICAL DEVELOPMENT AND MANUFACTURING

         4.1 CLINICAL DEVELOPMENT. ILEX shall use its best efforts to commercially develop and market Products.

         4.2 DEVELOPMENT PLAN MILESTONES. ILEX'S best efforts obligations set forth in SECTION 4.1 shall be deemed fulfilled if ILEX completes the following milestones in the times prescribed or any extensions as provided in this ARTICLE IV or by mutual agreement.

                 (i) ILEX shall have [**] months from the Effective Date to synthesize First Product and confirm TBI's in vivo studies ("MILESTONE 1").

                 (ii) ILEX shall have [**] months from the Effective Date to initiate GLP Toxicology studies ("MILESTONE 2").

                 (iii) ILEX shall have [**] months from the Effective Date to file the IND ("MILESTONE 3").

                 (iv) ILEX shall have [**] months from the Effective Date to complete Phase I trials ("MILESTONE 4").

                 (v) ILEX shall have [**] months from the Effective Date to complete Phase II trials ("MILESTONE 5").

                 (vi) ILEX shall have [**] months from the Effective Date to complete Phase III trials ("MILESTONE 6").

                 (vii) ILEX shall have [**] months from the Effective Date to file the NDA in the United States ("MILESTONE 7").

(Confidential treatment has been requested for portions of this page. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the Securities and Exchange Commission.)


                 (viii) After completion of Milestone 7, ILEX shall diligently pursue FDA approval of an NDA. Upon receipt of FDA approval of an NDA ("MILESTONE 8"), ILEX's development efforts shall be deemed fulfilled.

         4.3 SECOND PRODUCT. ILEX, at its discretion, may abandon the development of First Product at any time after Milestone 3 and before completion of Milestone 5, including any extensions thereof, by providing TBI written notice of ILEX's intention to abandon further development of First Product prior to completion of Milestone 5. If ILEX abandons the development of First Product, ILEX may develop Second Product; provided:

                 (i) ILEX provides TBI written notice of the identity of Second Product within sixty (60) days after providing TBI notice of its intention to abandon ("Identity Date"); and

                 (ii) The development timetable for Second Product, including the right to purchase milestone extensions, will be the same as for First Product, except that milestone dates will be measured from the Identity Date.

         If ILEX elects to abandon the development of First Product and does not elect to develop Second Product, this Agreement shall terminate. If ILEX elects to abandon the development of First Product, then all rights to First Product shall revert to TBI, and all related Know-How and ILEX Clinical Data shall be made available to TBI for potential use with First Product, and TBI shall be entitled to pursue whatever commercialization of First Product as TBI deems appropriate.

         4.4 EXTENSIONS. ILEX, at its discretion, may defer for one (1) year any one of Milestone 4, Milestone 5, Milestone 6, Milestone 7 or Milestone 8 ("DEFERRED MILESTONE") of SECTION 4.2 and/or SECTION 4.3 by paying a milestone extension fee as follows:

                 (i) [**], if said milestone extension fee is paid prior to Milestone 4;

                 (ii) [**], if said milestone extension fee is paid prior to Milestone 5.

                 (iii) [**], if said milestone extension fee is paid prior to Milestone 6.

                 (iv) [**], if said milestone extension fee is paid prior to Milestone 7.

Once such milestone extension fee is paid, the times specified in SECTIONS 4.2 OR 4.3 for all subsequent milestones shall be deferred for one (1 year). The milestone extension fee shall not be deemed to be Credits.

         4.5 TERMINATIONS. In the event that (i) ILEX fails to meet any milestone of SECTION 4.2 and (ii) ILEX fails to meet any Deferred Milestone of
SECTION 4.4, as applicable, TBI may, upon prior written notice, terminate this Agreement. In the event that ILEX objects to such termination, ILEX and TBI will submit the question of whether ILEX has used its best efforts to develop First Product or Second Product, as applicable, to binding arbitration as provided for in ARTICLE XIII. If the arbitrator determines that ILEX has used its best efforts to develop First Product or Second Product, as applicable, the arbitrator shall set a revised timetable for any remaining milestones and determine what, if any, additional milestone extension fee should be reasonably paid by ILEX. Any such additional milestone extension fee shall not be deemed to be Credits. If the arbitrator determines that ILEX has failed to use its best efforts to develop First Product or Second Product, as applicable to the Dispute, TBI, at its discretion, may terminate this Agreement.

                                   ARTICLE V
                               FUTURE TECHNOLOGY

         Conditional upon ILEX fully complying with all of ILEX's material obligations under this Agreement, ILEX shall have a right of first negotiation to license each THP-Drug developed by or for TBI. TBI shall in good faith negotiate such license agreements with ILEX during the period of sixty (60) days following TBI's request to ILEX as to whether ILEX desires to license a particular THP-Drug and delivery by TBI to ILEX of a detailed written description of such THP- Drug and applicable proprietary rights. If the Parties fail to enter such a license agreement on mutually agreeable terms for any THP-Drug, TBI may undertake the commercial exploitation of such THP-Drug itself or license such THP-Drug to a Third Party; provided, however, (i) as to any THP-Drug for which ILEX has so expressed a desire to license, and subject to the condition set forth in the first sentence hereof,TBI shall not enter a license agreement related to such THP-Drug with a Third Party on more favorable terms to the Third Party than TBI offered to ILEX for a period of five (5) years after the date of such offer and (ii) the Parties' failure to enter a license agreement for any one THP-Drug shall not affect ILEX's right of first negotiation in any other THP-Drug. TBI shall provide ILEX information related to each THP-Drug in a timely manner after such THP Drug information is developed by or for and received by TBI during the first five (5) years after the Effective Date.

(Confidential treatment has been requested for portions of this page. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the Securities and Exchange Commission.)


                                   ARTICLE VI
                                   GRANT BACK

         6.1 GRANT BACK RIGHTS. Upon TBI's written request in accordance with SECTION 6.2:

                 (i) ILEX shall release back to TBI all rights granted by TBI to ILEX under this Agreement in the Grant Back Territory;

                 (ii) ILEX shall grant TBI (with the right to grant sublicenses to a Third Party who will commercially exploit Products in the Field) an exclusive right to use the ILEX Clinical Data in connection with seeking approval of First Product or Second Product, as applicable, from the appropriate Regulatory Agency in the Grant Back Territory.

                 (iii) ILEX shall deliver copies of the ILEX Clinical Data to TBI in a timely manner after ILEX Clinical Data is developed and received by ILEX.

(collectively the "GRANT BACK RIGHTS").

         Notwithstanding the foregoing, TBI shall have the option to cancel the Grant Back Rights ("Cancellation Right") as provided in Section 6.2. Upon TBI's exercise of its Cancellation Right, the rights of ILEX under this Agreement shall extend worldwide to include the Grant Back Territory and the defined term Territory shall mean worldwide.

         6.2 GRANT BACK AND CANCELLATION TERM. TBI, at its discretion may elect to exercise its Grant Back Rights at any time prior to the first anniversary of the Effective Date by providing ILEX written notice of said election. The Grant Back Rights shall automatically terminate if not exercised prior to the first anniversary of the Effective Date. TBI, at its discretion may elect to exercise its Cancellation Right at any time prior to thirty (30) days after ILEX provides TBI written notice of FDA acceptance of the IND and ILEX's commencement (i.e., enrollment of first patient) of Phase I. The Cancellation Right shall automatically terminate if not exercised prior to thirty (30) days after ILEX provides written notice of FDA acceptance of the IND and ILEX's commencement (i.e., enrollment of first patient) of Phase I.

         6.3 GRANT BACK ROYALTIES. If TBI exercises its Grant Back Rights, TBI shall pay ILEX [**] of the royalties received by TBI on Net Sales in the Grant Back Territory; provided, TBI shall not be obligated to pay to ILEX for any calendar year Grant Back royalties greater than [**] of the earned royalties calculated and paid by ILEX to TBI for such calendar year under
SECTION 3.1. If TBI enters into a transaction pursuant to which TBI receives less than a commercially reasonable and customary earned royalty rate on Net Sales in the Grant Back Territory and TBI receives other consideration in such transaction, no matter how characterized, then TBI shall

(Confidential treatment has been requested for portions of this page. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the Securities and Exchange Commission.)


nevertheless pay to ILEX [**] of a commercially reasonable and customary earned royalty rate on said Net Sales in the Grant Back Territory. If the Parties cannot agree on the commercially reasonable and customary earned royalty, then each Party agrees to binding determination of a commercially reasonable and customary earned royalty by a single independent arbitrator with experience in valuation of similar products. Within thirty (30) days of either Party requesting such determination, the arbitrator will be designated in accordance with ARTICLE XIII. After such arbitrator is designated, each Party shall have twenty (20) days to submit its commercially reasonable and customary earned royalty and written support for its commercially reasonable and customary earned royalty. The arbitrator shall have any additional twenty (20) business days to designate one of the Party's commercially reasonable and customary earned royalty as the commercially reasonable and customary earned royalty for the Parties to use.

         6.4 GRANTBACK MILESTONE PAYMENTS. If (i) TBI exercises its Grant Back Rights and (ii) the preconditions described in this SECTION 6.4 are fulfilled, TBI shall pay ILEX the following milestone payments.

                 (i) [**] within thirty (30) days after ILEX provides written notice of FDA acceptance of the IND and ILEX's commencement (i.e., enrollment of first patient) of Phase I;

                 (ii) [**] within thirty (30) days after ILEX provides written notice of FDA approval to commence and ILEX's commencement (i.e., enrollment of first patient) of Phase II; and

                 (iii) [**] within thirty (30) days after ILEX provides written notice of FDA approval to commence and ILEX's commencement (i.e., enrollment of first patient) of Phase III trials.

         Notwithstanding the foregoing, if TBI exercises its Cancellation Right before ILEX provides written notice of FDA acceptance of the IND and ILEX's commencement (i.e., enrollment of first patient) of Phase I, TBI shall not be required to pay the applicable milestone payments described above. If TBI exercises its Cancellation Right after ILEX provides written notice of FDA acceptance of the IND and ILEX's commencement (i.e., enrollment of first patient) of Phase I, but before thirty (30) days after ILEX provides such written notice, the [**] milestone payment of Section 6.4(i) shall be deemed a Credit in such amount and TBI shall not be required to pay the applicable milestone payments described above.

         6.5 TBI TIMELY PAYMENTS. If TBI fails to timely make any payments due under this ARTICLE VI, then ILEX shall be entitled to credit any such deficiency against any payment ILEX owes TBI including milestone and minimum royalty payments.

         6.6 ACCOUNTING AND RECORDS. In the event TBI exercises its Grant Back Rights, like obligations to those of ARTICLE VII shall be deemed agreed to by TBI.


                                  ARTICLE VII
                             ACCOUNTING AND RECORDS

         7.1 ACCOUNTING. During the term of this Agreement, ILEX shall furnish to TBI a written report within sixty (60) days after the close of each calendar quarter (March 31, June 30, September 31 and December 31) ("ROYALTY PERIOD") showing (i) Net Sales during the Royalty Period, (ii) the earned royalties in the Base Currency, (iii) withholding taxes, if any, required by law to be deducted, (iv) the official exchange rates used in determining the earned royalties and (v) the earned royalties payable and/or deducted from any Credits.

         7.2 PAYMENTS. All payments required under this Agreement shall be paid in the Base Currency to the address applicable under SECTION 11.1 of this Agreement or to such other place as the Party receiving payment may reasonably designate consistent with applicable laws and regulations. All earned royalty payments shall be due and payable by the date the applicable royalty report is due.

         7.3 RECORDS. For a period of three (3) years after the date covered by any report provided under SECTION 7.1, ILEX agrees to maintain written records with respect to its operations for such period pursuant to this Agreement in sufficient detail to enable TBI or its designated accountants to compute the amount of royalties or payments payable to TBI, and further agrees to permit said records to be audited from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties or payments due hereunder; provided TBI shall not be entitled to perform more than one (1) audit in any calendar year. Any such audit shall be conducted by an independent auditor selected by TBI and approved by ILEX. Any such auditor shall execute a confidentiality agreement satisfactory to ILEX. Any report by such auditor shall only state that the amounts of royalties or payments were accurate or state the specific amount overpaid or underpaid. A copy of such report shall be provided to both ILEX and TBI. TBI shall pay the costs of said examination unless an underpayment of greater than ten percent (10%) in royalties due is present, in which case ILEX shall reimburse TBI for the reasonable expenses of the examination.

         7.4 CONVERSIONS. Earned royalty payments on any sales in any country outside the United States shall be calculated in the Base Currency in accordance with ILEX's standard accounting procedures used for ILEX's reporting of income to its stockholders and for other external reporting, which shall comply with GAAP.

         7.5 FOREIGN CURRENCY. Each Party shall use its best efforts to convert the payments due the other Party on sales in any country to the Base Currency; provided, however, that if conversion to and transfer of the Base Currency cannot be made in any country for any reason, at the election of the Party receiving such royalties, any such payment (i) may be made in the currency of the country in which such sales are made and deposited in the receiving Party's name in a bank designated by the receiving Party in any such country; or (ii) the obligation of a Party to pay such earned royalties shall be suspended and accrued until such conversion and transfer of all funds by such Party becomes possible.

         7.6 INCOME TAXES. If a governmental entity requires that ILEX withhold and pay income taxes assessed or imposed against or required to be withheld and paid to such entity from payments due TBI, then such withheld and paid sums shall be deducted from amounts payable hereunder and shall be paid to appropriate fiscal or tax authorities on behalf of TBI. Tax receipts received by ILEX evidencing payment of such taxes shall be forwarded to TBI.


                                  ARTICLE VIII
                              TERM AND TERMINATION

         8.1 TERM OF THIS AGREEMENT. Unless sooner terminated as otherwise provided herein, this Agreement shall terminate on the expiration of the last of any issued patents in the Patent Rights and/or Telios Patent Rights to expire, and thereafter ILEX shall have a fully paid-up license to make, have made, use, rent, sell, lease, market, sublicense and otherwise commercially exploit the Technology and Telios Technology for the Product in the Field in the Territory.

         8.2 TERMINATION BY TBI. TBI may terminate this Agreement if ILEX fails to perform any of its material obligations under this Agreement and fails to remedy said breach within ninety (90) days after being given written notice of the specific failure or default and termination by TBI; provided, if the default is for non-payment of money, then the remedy period shall be thirty
(30) days rather than ninety (90) days.

         8.3 TERMINATION BY ILEX. ILEX may terminate this Agreement on thirty (30) days written notice to TBI for any reason.

         8.4 RIGHTS AFTER TERMINATION. In the event this Agreement is terminated under SECTION 8.2 OR SECTION 8.3:

                 (i) ILEX shall have one hundred twenty (120) days to complete the manufacture and two hundred forty (240) days to complete sale or license of any Products in stock or in the course of manufacture at the time of termination, all subject, however, to payments of royalty and accounting as provided herein, even if such royalty obligations arise from transactions subsequent to the effective date of termination;

                 (ii) ILEX's obligation to pay royalties and its obligation to keep records and to allow a final audit will survive any termination; and

                 (iii) Except as expressly provided herein, no Party hereunder shall be discharged or relieved from any liability or obligation existing prior to such termination.

                                   ARTICLE IX
                  PROPRIETARY RIGHTS AND TECHNOLOGY ASSISTANCE

         9.1 RIGHT TO SUE. Each Party shall promptly inform the other of any suspected infringement of any Patent Rights or misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Technology by a Third Party. With respect to such activities as are suspected and if such activities are a violation of ILEX's rights, ILEX shall have the right, but not the obligation, to bring suit against a Third Party for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such Third Party. ILEX, if required by law, may join TBI as a Party to the suit at ILEX's expense. In the event that ILEX prosecutes any such lawsuit, then ILEX shall be entitled to deduct its costs and expenses from any damages it is awarded. Any remaining damage awarded shall be divided seventy-five percent (75%) to ILEX and twenty-five percent (25%) to TBI.
Before any action is taken that will affect the validity of any rights (including the Patent Rights) or before such lawsuit is settled or compromised, the Parties shall consult and cooperate with one another to insure that the rights granted by this Agreement (including the Patent Rights) are not materially affected by any such acts, settlement or compromise. TBI shall cooperate fully in any such lawsuit and shall not take or omit any significant action which would interfere with ILEX's prosecution of such a lawsuit.

         9.2 NO DUTY TO ENFORCE. ILEX shall be entitled to determine and carry out, in its discretion, the course of action, if any, that it may deem appropriate for responding to instances of Third Party infringement of any Patent Rights licensed hereunder or misuse, misappropriation, or breach of confidence or other proprietary rights in the Technology licensed hereunder. In such regard, ILEX shall have no obligation to TBI regarding ILEX's decision whether to take action or regarding any course of action ILEX may choose to take.

         9.3 DILIGENT PROSECUTION OF EXISTING APPLICATIONS. TBI shall diligently prosecute and maintain all patents and patent applications within the Patent Rights; provided, however, ILEX shall reimburse TBI for all reasonable past and future expenses incurred by TBI for such prosecution and maintenance, which reimbursement shall be made within sixty (60) days after the invoice therefor is received by ILEX. In the event TBI elects to abandon or not to maintain any patent or patent application related to the Technology or not to file any counterpart application in any country, TBI shall promptly provide ILEX written notice, which notice shall in no event be provided later than thirty (30) days prior to any filing or response deadline. ILEX, at its discretion, may prosecute and maintain any such patent or patent application. TBI shall cooperate and causes its employees and agents to cooperate with ILEX in any such prosecution or maintenance. If at any time TBI transfers any rights under any of the Patent Rights to a Third Party then ILEX's obligations to reimburse TBI for all reasonable future expenses incurred by TBI thereafter for such prosecution and maintenance shall be decreased on a pro-rata basis for each such license.

         9.4 FURNISHING OF TECHNOLOGY. TBI shall provide ILEX with all the information and documents in its possession, and which are reasonably necessary to practice the Technology.

         9.5 FURNISHING OF TECHNICAL ASSISTANCE. Upon reasonable advance notice, TBI shall provide to ILEX, at the sole expense of ILEX, skilled personnel to assist ILEX in implementing the Technology.

         9.6 TECHNOLOGY MEETINGS. The Parties shall meet bi-yearly (January and July) to discuss the research being conducted by TBI on the therapeutic applications of THP-Drug conjugates and their use. All these conversations shall be subject to the confidentiality provisions of SECTION 9.7.

         9.7 CONFIDENTIALITY TERMS. The Parties agree to maintain the confidentiality of all the confidential information disclosed in any meetings under SECTION 9.6 or otherwise disclosed by one Party to the other Party. The Parties will afford the same level of protection that they use for their own confidential information, but in any event at least commercially reasonable level of protection, to protect the other Party's confidential information. The term confidential information shall not include material which was in the public domain or becomes public domain other than through a breach of this confidentiality undertaking on the part of the receiving Party or as received by the receiving Party from a Third Party that is not under a confidential obligation to the disclosing Party or is known to the receiving Party as shown by written record prior to disclosure at the meeting or as developed by the receiving Party without access to the confidential information which has been disclosed or is generally made available to the public by the disclosing Party without restrictions on disclosure.

                                   ARTICLE X
                                 FORCE MAJEURE

         10.1    FORCE MAJEURE.   Except as otherwise provided in this
Agreement, any delay or failure to perform under this Agreement arising from a force majeure event as specified herein shall not be deemed to be a default and shall not put an end to this Agreement, so that the same shall continue in suspense or part performance until such event shall have ceased. For the purpose of this Article, a force majeure event is a labor strike, labor lockout, civil commotion, riot, invasion, war, fire, explosion, storm, flood, earthquake or governmental order. Further, any such force majeure event shall be applicable only (i) if said event causes more than a thirty (30) day delay in the Party's ability to perform under this Agreement; and (ii) if the Party affected by such event shall notify the other Party within three (3) days after the initial occurrence thereof, and again within three (3) days after the running of the thirty (30) day delay; and (iii), if such Party uses its best efforts based on reasonable business judgment to eliminate the cause of such event as soon as is reasonably feasible. Notwithstanding the foregoing, this
Section 10.1 shall not under any circumstances permit, cause or result in a delay of the five (5) year first negotiation period specified in Article V hereof. Further, this Section 10.1 shall not under any circumstances permit, cause or result in delays in the aggregate of more than 365 days.


                                   ARTICLE XI
                                    NOTICES

         11.1 NOTICES. All notices, requests, demands and other communications under this Agreement or in connection therewith to be effective shall be in writing in English and unless otherwise expressly provided herein shall be deemed to have been duly given or made (i) on the date delivered in person; (ii) on the date transmitted by facsimile if confirmation is sent first class U.S. mail within one (1) day; (iii) on the date received if sent by first class U.S. mail, Federal Express or other nationally recognized overnight carrier service or overnight express U.S. mail with service charges or postage prepaid; in each case (except for personal delivery) such notices, requests, demands or other communications shall be sent to a Party at its address or facsimile number as follows, or as otherwise designated by the Party by notice in accordance herewith:

ILEX:                                      ILEX Oncology
                                           11550 IH 10 West, Suite 300
                                           San Antonio, Texas 78230
                                           Attention:  Richard Love
                                           Telephone Number:  210/949-8200
                                           FAX Number:  210/949-8227

TBI:                                       The Burnham Institute
                                           1091 North Torrey Pines Road
                                           La Jolla, California 942037
                                           Attention:  Louis Coffman
                                           Telephone Number:  616/646-3100
                                           FAX Number:  616/646-3199


                                  ARTICLE XII
                    WARRANTIES, REPRESENTATION AND INDEMNITY

         12.1 RIGHT TO GRANT AND COMPLETE RIGHTS. TBI represents and warrants that it has the legal right to grant the licenses set forth in this Agreement and by granting such licenses, TBI will not breach any existing contract, relationship or agreement related to the Technology and/or the Telios Technology. TBI represents and warrants that the Technology and Telios Technology are free of any encumbrance, including, without limitation, claims, licenses and prior agreements, which would in any way impair the rights granted to ILEX herein. TBI represents and warrants that ILEX's exercise of the rights granted herein will not infringe the Telios Technology. TBI represents and warrants that to the best of its knowledge ILEX's exercise of its rights hereunder will not infringe the patent or other intellectual property rights of Third Parties. TBI represents and warrants that SCHEDULE 1.31 is a complete list of all existing patents and patent applications licensed to or owned by TBI which relate to THP, Compounds and/or Products. TBI represents and warrants that SCHEDULE 1.44 is a complete list of all existing patents and patent applications licensed to or owned by TBI which relate to THP, Compounds and/or Products.

         12.2 AUTHORIZATION. Each Party represents and warrants to the other Party that it is duly organized and has the authority to operate where it does business and its execution, delivery, and performance of this Agreement and the consideration set forth in this Agreement have been duly authorized by all necessary corporate action and that this Agreement is not in conflict with any other agreements to which it is Party.

         12.3 COMPLIANCE WITH APPROPRIATE LAW. Each Party warrants that it shall comply with any applicable international, national or local laws and regulations related to the subject matter of this Agreement and that a Party shall indemnify and hold harmless the other Party from actions related to a Party's violation of such laws and regulations to the extent permitted by law.

         12.4 RESPONSIBILITY FOR COMPLIANCE. Each Party shall be, as to its own activities, responsible for compliance with laws applicable to any sale, manufacture or other use involving the Technology or Product, including, without limitation, any applicable export control laws.

         12.5    LIMITED LIABILITY.

         NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER ILEX NOR TBI WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (i) ANY INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (ii) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

         12.6 WARRANTY INDEMNITY. Each Party agrees to indemnify and hold the other Party and its directors, officers, trustees, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney's fees and expenses), obligations or causes of action arising out of or related to any breach of the covenants, representations and warranties made by such Party herein.

         12.7 ILEX GENERAL INDEMNITY. ILEX agrees to protect, defend, indemnify and hold TBI and its directors, officers, trustees, employees, agents and representatives harmless from and against, and to pay any and all losses, liabilities, claims, demands, causes of action, lawsuits, or other proceedings (whether in contract, tort, strict liability or otherwise), fines, assessments, damages or any other amounts of whatever nature which TBI, its directors, officers, trustees, employees, agents and representatives may sustain or incur, including all attorney's fees and court costs, as a consequence of any third Party's (including, but not limited to, ILEX's officers, directors, employees, agents, consultants, representatives or servants) claims and demands arising from the use, testing, operation, sale or manufacture of the Technology, or Products by ILEX or its sub-licensees to the extent such liability is not due to TBI's gross negligence or intentional misconduct and on the following conditions:

                 (i) TBI will promptly notify ILEX in writing of notice of any claims or the commencement of any action, if a claim in respect thereof is to be made against ILEX under SECTION 12.7 ("INDEMNITY CLAIM").

                 (ii) ILEX shall have the right to, and upon written notice to TBI shall, assume primary responsibility for managing the defense of any claim, action, suit or proceeding brought against TBI that involves an Indemnity Claim, in which event TBI shall cooperate fully with ILEX in such defense, TBI shall take no action which, or fail to take some action the omission of which, might compromise the rights of ILEX under this Agreement.

                 (iii) ILEX, at its discretion, may settle any such Indemnity Claim at its sole cost and expense in any manner that does not compromise the rights of TBI under this Agreement with respect to the Technology.

         Provided, ILEX shall not be obligated to indemnify TBI for any claim or demand of infringement, misuse, misappropriation, theft or breach of confidence of proprietary rights asserted by a Third Party if such claim or demand arises from ILEX's exercise of its rights granted herein.

         12.8 TBI GENERAL INDEMNITY. In the event TBI exercises its Grant Back Rights, TBI agrees to protect, defend, indemnify and hold ILEX and its directors, officers, trustees, employees, agents and representatives harmless from and against, and to pay any and all losses, liabilities, claims, demands, causes of action, lawsuits, or other proceedings (whether in contract, tort, strict liability or otherwise), fines, assessments, damages or any other amounts of whatever nature which ILEX, its directors, officers, trustees, employees, agents and representatives may sustain or incur, including all attorney's fees and court costs, as a consequence of any Third Party's (including, but not limited to, TBI's officers, directors, employees, agents, consultants, representatives or servants) claims and demands arising from the use, testing, operation, sale or manufacture of the Technology, or Products by TBI or its sub-licensees to the extent such liability is not due to ILEX's gross negligence or willful misconduct and on the following conditions:

                 (i) ILEX will promptly notify TBI in writing of notice of any claims or the commencement of any action, if a claim in respect thereof is to be made against TBI under SECTION 12.8 ("ILEX INDEMNITY CLAIM").

                 (ii) TBI shall have the right to, and upon written notice to ILEX shall, assume primary responsibility for managing the defense of any claim, action, suit or proceeding brought against ILEX that involves an ILEX Indemnity Claim, in which event ILEX shall cooperate fully with TBI in such defense, ILEX shall take no action which, or fail to take some action the omission of which, might compromise the rights of TBI under this Agreement.

                 (iii) TBI, at its discretion, may settle any such ILEX Indemnity Claim at its sole cost and expense in any manner that does not compromise the rights of ILEX under this Agreement with respect to the Technology.

         12.9 SURVIVAL. The indemnities and warranties of this ARTICLE XII shall survive the termination or expiration of this Agreement.

         12.10 DISCLAIMER. EXCEPT AS OTHERWISE SPECIFIED HEREIN, TBI DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS, NON- INFRINGEMENT, SAFETY, EFFICIENCY OF TECHNOLOGY OR COMMERCIAL VIABILITY OF TECHNOLOGY.

         12.11 INSURANCE. During the term of this Agreement, ILEX shall maintain in full force and effect a policy or policy of general liability insurance and product liability insurance. Such policies shall name TBI as an additional insured Party.

                                  ARTICLE XIII
                               DISPUTE RESOLUTION

         13.1 DISPUTE RESOLUTION. If a dispute arises out of or relates to this Agreement or its breach (the "MATTER"), the Parties agree to resolve the Matter as follows:

                 (a) A Party shall submit written notice of the Matter to the other party and request negotiation;

                 (b) The Parties shall attempt in good faith to resolve any Matter arising out of or relating to this Agreement promptly by negotiation between representatives, who have the power to settle the Matter, which the Parties may appoint; and

                 (c) If the Matter has not been resolved within sixty (60) days after a Party's request for negotiation, either Party may request that the Matter be submitted to a sole mediator selected by the Parties for a mandatory one (1) day mediation;

                 (d) If the Matter has not been resolved by such mediation within thirty (30) days after the Party's request for mediation, then either Party may submit the Matter for binding arbitration by a single, neutral arbitrator, in accordance with the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected from the AAA's large complex case panel, provided, however, if this panel is of insufficient size to pick the arbitrator, then the regular commercial panel shall be used to pick the arbitrator. The award shall be made within six
                          (6) months of selection of the arbitrator.

         If TBI requests the mediation and/or arbitration, it shall be held in San Antonio, Texas. If ILEX requests the mediation and/or arbitration, it shall be held in San Diego, California. The Parties, their representatives, the mediator and the arbitrator shall hold the existence, content and results of any negotiation, mediation or arbitration in confidence unless disclosure is required by law or regulation, and in such case the Parties shall take reasonable precautions to only disclose what is required by law or governmental regulation. The arbitrator shall decide the Dispute in accordance with the applicable laws and the factual evidence presented to the arbitrator. Any award of the

Arbitration shall be binding on the Parties and shall be enforceable in any court having jurisdiction over the party from whom enforcement is requested.

                                  ARTICLE XIV
                                 MISCELLANEOUS

         14.1 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         14.2 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter of the Agreement, and merges and supersedes all prior discussions, proposals, offers and agreements, if any, with respect to the subject matter of this Agreement.

         14.3 LIMITATION OF AUTHORITY. Nothing in this Agreement shall be deemed to make either Party the agent or partner of the other or to create a partnership or joint venture between the Parties. Neither ILEX nor TBI shall have any authority arising out of this Agreement to create any implied or express liability or obligation in the name or on behalf of the other Party, and neither Party shall enter into any contract with any person or entity that purports to bind the other Party.

         14.4 CHOICE OF LAW. This Agreement shall be deemed accepted and delivered in and governed by and construed under the laws of the State of California and the United States of America. No conflicts of law rule or law which may refer to the laws of another state, republic or country shall be considered. The Parties consent to the jurisdiction and venue of the federal and state courts located in Bexar County, Texas and San Diego County, California, concerning any disputes or claims arising from or connected to this Agreement and agree that any action concerning any disputes or claims from or connected to this Agreement shall, to the extent not covered by arbitration as provided for in ARTICLE XIII hereof, be conducted solely within the courts situated therein. The Parties hereby exclude the application of The Convention for the International Sale of Goods.

         14.5 NO WAIVER. The failure of any Party to enforce or demand performance of any term of this Agreement shall not be deemed a wavier of any said term or right. A waiver may only be executed in writing and signed by the Party granting such waiver.

         14.6 ASSIGNMENT. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld; except, however either Party may assign this Agreement without such consent to a purchaser of the entire business associated with this Agreement.

         14.7 BINDING AGREEMENT. This Agreement is binding upon and shall inure to the benefit the legal representatives, administrators, successors, licensees, and permitted assigns, of ILEX or TBI.

         14.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A Party's signature may be transmitted by facsimile, thereby constituting a signed and delivered document.

         14.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

         14.10 PROHIBITION OF USE OF NAMES. Neither ILEX nor TBI shall use the other's name without the other's prior written consent, except as required by law or governmental regulation; provided, ILEX may identify TBI as the licensor of the Technology and/or Telios Technology.

         14.11 PATENT MARKING. The Parties shall comply with applicable patent marking laws.

         14.12 RESPONSIBILITY FOR EXPENSES. Each Party is responsible for its own expenses related to the execution of this Agreement.

         14.13 AMENDMENTS. No amendment or modification to this Agreement is effective unless in writing and signed by the Parties.

         14.14 PUBLICITY. Neither Party shall use the name of the other Party in any publicity, news release or advertisement related to this Agreement without the advanced written permission of the other Party; provided, ILEX may identify TBI as the licensor of the Technology and/or Telios Technology in any advertisement, solicitation, publication or report.

         14.15 INFORMED REVIEW. Each Party acknowledges that it and its counsel have received and reviewed this Agreement and that normal rules of construction, to the effect that ambiguities are to be resolved against the drafting Party, shall not apply to this Agreement or to any amendments, modifications, exhibits or attachments to this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below but effective as of the Effective Date.

ILEX ONCOLOGY                                THE BURNHAM INSTITUTE



By: /s/ RICHARD LOVE                         By: /s/ ILLEGIBLE
   ---------------------------------            -------------------------------
        Richard Love

Title:  President                            Title:
                                                   ----------------------------

Date:   3/27/98                              Date:    3/27/98
     -------------------------------               ----------------------------